Exhibit 24

LIMITED POWER OF ATTORNEY

Section 16 Reporting

The undersigned, an officer, director or shareholder of NuScale Power Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Robert K. Temple, Patrick C. Cannon of the Company, and James M. Kearney and Jason Brauser of Stoel Rives LLP, and any one of them, the undersigned’s true and lawful attorney-in-fact and agent to:

1.                  execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director or shareholder of the Company, Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder;

2.                  do and perform any and all acts for and on behalf of the undersigned that are necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendments thereto and timely file such forms with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, the execution and filing of a Form ID and any other documents necessary or appropriate to enable the undersigned to file Forms 3, 4 and 5 electronically with the SEC;

3.                  seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned’s attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and

4.                  take any other action in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Limited Power of Attorney revokes all prior powers of attorney relating to reporting under Section 16 with respect to equity securities of the Company and shall remain in effect until revoked by the undersigned in a signed writing delivered to the Company.

DATED:	April 20, 2022

		By:	/s/ Christopher D. Sorrells
		Name:	Christopher D. Sorrells
		Title:	Director